Loan Contract

between
KINGS ROAD ENTERTAINMENT EUROPE GmbH
Rosenheimerstr. 8
D-81669 Munich, Germany
- hereafter “Borrower”
and
KINGS ROAD ENTERTAINMENT INC
468 N. Camden Drive
Beverly Hills, CA 90210, USA
- hereafter „Lender“

§1
Granting of a Loan

1.1	The Lender herewith lends to the Borrower a loan of up to US$ 70,000 (Seventy-thousand)

1.2	The loan will be paid out to Borrower in instalments and subject to submitted budgets, such budgets subject to approval by Lender.

1.3
The Borrower must submit its budget for approval a minimum of 30 days prior to loan requirement. The Lender will approve or disapprove of the budget and loan request within 10 days and inform the Borrower accordingly.

§2
Interest / Exchange Risk

2.1	The paid out amounts of the loan will bear interest initially at 8% p.a.

2.2	The interest will be calculated and accrued on a 365/365 basis and added to the principle annually at the end of each calendar year.

2.3	The exchange rate risk (gain or loss) will be borne solely by the Borrower.

§3
Repayment

3.1	The loan has a preliminary term until December 31st 2010.

3.2	The loan is to be repaid in one amount at the end of the term unless the subordinated character of the loan does not permit this, in which case the parties may extend the term by mutual consent.

3.3
Pre-maturity repayment amounts (in total or in instalments of $5,000) of the loan are possible at any time without pre-maturity compensation. The Borrower is not entitled to demand the re-lending of previously repaid loan amounts.

§4
Subordination

The Loan is unsecured. The loan is subordinated. Repayment of this loan ranks below all other debt of the Borrower.

§5
Effective Date, Termination

5.1	This contract becomes valid upon signing.

5.2	The Lender is under no obligation to accept budget submissions by the Borrower.

§6
Escape Clause

Should certain provisions in this contract be or become invalid or impracticable, then the validity of the remaining provisions will not be affected. The invalid or impracticable provision will be replaced by a valid or practicable provision that most closely represents the original commercial intent of the invalid or impracticable provision. The same applies to supplemental interpretations of the contract.

Los Angeles/Munich

Signed by	Signed by

Lender	Borrower